UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 30, 2001

                          ARC Wireless Solutions, Inc.
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             (Exact name of registrant as specified in its charter)

                                      Utah
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                 (State or Other Jurisdiction of Incorporation)

         000-18122                                       87-0454148
        ----------                                      ------------
 (Commission File Number)                   (IRS Employer Identification Number)


                           4860 Robb Street, Suite 101
                        Wheat Ridge, Colorado 80033-2163
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           (Address of principal executive offices including zip code)

                                 (303) 421-4063
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              (Registrant's telephone number, including area code)

Item 5.  Other Events

     On November 30, 2001, ARC Wireless Solutions, Inc. (the "Company") entered into a Memorandum of Settlement Agreement (the "Settlement Memorandum") to settle all claims related to the consolidated lawsuits entitled David McConnell and Karen McConnell v. ARC Wireless Solutions, Inc. and ARC Wireless Solutions, Inc. v. Ursula Ross, Dennis Sterk, Dennis Sterk, P.C., Scott E. Phillips and Pinnacle Data Technologies, Inc. in the United States District Court of the Northern District of Georgia, Atlanta Division, designated as Civil Action File Nos. 1:01-CV-0069-ODE and 1:01-CV-0246-ODE, respectively, and the lawsuit entitled David McConnell v. Starworks Wireless, Inc., Randall P. Marx, et al in the Superior Court of Dekalb County, Georgia, designated as Civil Action File No. 01-CV-4642.

     Pursuant to the Settlement Memorandum, all the parties to these lawsuits agreed to give full, final general releases to one another for all claims or causes of action that were or could have been asserted in those cases. As part of the consideration for the settlement, the parties agreed that David and Karen McConnell will transfer back to the Company 1,459,999 shares of the 1,959,999 shares of the Company's common stock that were previously delivered by the Company to the McConnells as partial payment for the Company's acquisition of Starworks Technology, Inc. in September 2000. The Settlement Memorandum also provides that the Company has the option to purchase the 500,000 shares retained by the McConnells on or before the 35th day following the final execution of the Settlement Memorandum at a price of $.15 per share and on or before the 50th day following the final execution of the Settlement Memorandum at a price of $.165 per share. If the Company does not exercise its option within these time periods, the McConnells have the right to sell the shares in an amount of no more than 25,000 shares per week.

     The parties agreed that the transfer of shares back to the Company will be characterized as a reduction of the original consideration paid for the acquisition of Starworks Technology, Inc. As a result, the Company expects that the Company's financial statements for the year ending December 31, 2001 will reflect a reduction in the purchase price for Starworks Technology, Inc. of at least $1.1 million. Also as part of the settlement, the parties agreed to execute dismissals with prejudice of all claims and counterclaims in the lawsuits and to cause those dismissals with prejudice to be filed with the appropriate courts upon delivery of the general releases and the accomplishment of the other terms of the Settlement Memorandum.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act Of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ARC WIRELESS SOLUTIONS, INC.


Date: December 17, 2001             By: /s/ Randall P. Marx
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                                        Randall P. Marx, Chief Executive Officer